Exhibit 32.2

Certification of Chief Financial Officer Pursuant to Section 1350 of Chapter 63 of

Title 18 Of The United States Code

I, Steven J. Martin, the Senior Vice President and Chief Financial Officer of The ServiceMaster Company, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The ServiceMaster Company.

/s/ Steven J. Martin
Steven J. Martin
November 14, 2008